Exhibit 10.1

INMED PHARMACEUTICALS INC.

2017 STOCK OPTION PLAN

(as approved by the Board of Directors on February 21, 2017 and approved by the shareholders at the March 24, 2017 Special Meeting)

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INMED PHARMACEUTICALS INC.

INMED PHARMACEUTICALS INC. 2017 STOCK OPTION PLAN

(as approved by the board of directors on February 21, 2017 and approved by the shareholders at the March 24, 2017 Special Meeting)

1.	PURPOSE OF THE PLAN

1.1       Purpose of this Plan. The purpose of this Plan is to promote the interests of the Company by:

(a)	furnishing certain directors, officers, employees or consultants of the Company or any Affiliate or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Company;

(b)	furthering the identity of interests of persons to whom Options may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

(c)	assisting the Company in attracting, retaining and motivating its directors, officers, employees and consultants.

The Company believes that these purposes may best be effected by granting of Options to Eligible Participants.

2.	DEFINITIONS

2.1 Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms will have the following meanings:

(a)	“Affiliate” means, in relation to the Company, an affiliate company as defined in the Securities Act;

(b)	“Associate” means an associate as defined in the Securities Act;

(c)	“Blackout Period” means: (i) to the extent that the Company has in place an insider trading policy or any similar policy, such period of time during which trading in securities of the Company by officers, directors and employees of the Company is prohibited by such policy; and (ii) such period or periods, as may be determined from time to time by the Board of Directors or chief executive officer of the Company, during which the officers, directors and employees of the Company are prohibited from trading in securities of the Company due to management or the Board of Directors having knowledge of material undisclosed information with respect the Company or its operations or assets;
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(d)	“Board of Directors” means the board of directors of the Company as constituted from time to time;

(e)	“Change in Control” means:

(i)	any merger or consolidation in which voting securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction and the composition of the Board of Directors following such transaction is such that the directors of the Company prior to the transaction constitute less than fifty percent (50%) of the Board of Directors membership following the transaction;

(ii)	any acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of voting securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities;

(iii)	any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of the directors of the Company or otherwise directly or indirectly control the management, affairs and business of the Company;

(iv)	any sale, transfer or other disposition of all or substantially all of the assets of the Company to a non-Affiliate; and

(v)	a complete liquidation or dissolution of the Company;

provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Company or any of its Affiliates, of voting securities of the Company or any of its Affiliates or any rights to acquire voting securities of the Company or any of its Affiliates which are convertible into voting securities;

(f)	“Common Shares” means the common shares in the capital of the Company as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 16 hereof, “Common Shares” thereafter means the shares or other securities or property which such Participant is entitled to purchase after giving effect to such adjustment;

(g)	“Compensation Committee” has the meaning ascribed thereto in Section 5.1 of this Plan;

(h)	“Company” means InMed Pharmaceuticals Inc.;
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(i)	“Consultant” means any individual, corporation or other person engaged, from time to time, to provide valuable services to the Company or an Affiliate;

(j)	“Director” shall mean a member of the Board of Directors.

(k)	“Effective Date” has the meaning ascribed thereto by Section 3.1 of this Plan;

(l)	“Eligible Person” means a director, officer, employee or Consultant of the Company or an Affiliate or a person otherwise approved by the Compensation Committee;

(m)	“Exercise Price” means the price per Common Share at which a Participant may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Section 16.1 hereof, “Exercise Price” thereafter means the price per Common Share at which such Participant may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

(n)	“Fair Market Value” as it relates to Common Shares means:

(i)	where the Common Shares are listed for trading on a Stock Exchange, the closing price of the Common Shares on such Stock Exchange as determined by the Compensation Committee, for the Trading Session on the day prior to the relevant time as it relates to an Option; or

(ii)	where the Common Shares are not publicly traded, the value which is determined by the Compensation Committee to be the fair value of the Common Shares at the relevant time as it relates to an Option, taking into consideration all factors that the Compensation Committee deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length;

(o)	“Insider” means:

(i)	an insider as defined in the Securities Act; and

(ii)	an Associate or Affiliate of any person who is an insider;

(p)	“Legacy Options” has the meaning ascribed thereto by Section 3.2 of this Plan;

(q)	“Legal Representative” has the meaning ascribed thereto by Section 10.1 of this Plan;

(r)	“Merger and Acquisition Transaction” means:

(i)	any merger;

(ii)	any acquisition;

(iii)	any amalgamation;
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(iv)	any offer for shares of the Company which if successful would entitle the offeror to acquire all of the voting securities of the Company; or

(v)       any arrangement or other scheme of reorganization; that results in a Change in Control;

(s)	“Non Blackout Trading Day” means a day on which (i) a Trading Session occurs, and (ii) no Blackout Period is in place;

(t)	“Options” means stock options granted hereunder to purchase Common Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Option Agreement and “Option” means any one of them;

(u)	“Option Agreement” means an agreement evidencing an Option, entered into by and between the Company and an Eligible Person;

(v)	“Outstanding Common Shares” at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange;

(w)	“Participant” means a person to whom an Option has been granted under this Plan;

(x)	“Plan” means this InMed Pharmaceuticals Inc. 2017 Option Plan, as the same may from time to time be supplemented or amended and in effect;

(y)	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended from time to time;

(z)	“Stock Exchange” means such stock exchange or other organized market on which the Common Shares are listed or posted for trading;

(aa)      “Trading Session” means a trading session on a day which the applicable Stock Exchange is open for trading;

3.	EFFECTIVE DATE OF PLAN AND APPLICATION

3.1       Effective Date of this Plan. The effective date (the “Effective Date”) of this Plan is March 24, 2017, the date on which this Plan was adopted by the shareholders of the Company.

3.2      Application of this Plan. This Plan applies to all Options granted under this Plan on or after the Effective Date and all stock options of the Company that are outstanding as of the Effective Date (the “Legacy Options”) notwithstanding that such Options were issued under a predecessor stock option plan of the Company. The term “Option” in this Plan shall be read to include all Legacy Options.

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4.	COMMON SHARES SUBJECT TO PLAN

4.1       Common Shares Subject to this Plan. Subject to adjustment as provided in Article 16 and the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange, the total number of Common Shares issuable from treasury by the Company pursuant to the Plan and all other securities-based compensation arrangements of the Company (including, for greater certainty, any Common Shares issuable upon the exercise of any Legacy Options) shall not exceed 20% of the issued and Outstanding Common Shares on a rolling basis. The number of Common Shares in respect of which Options may be granted pursuant to this Plan may be increased, decreased or fixed by the Board of Directors, as permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange.

4.2       Computation of Available Shares. For the purposes of computing the number of Common Shares available for grant under this Plan, Common Shares subject to any Option (or any portion thereof) that have expired or are forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares and Common Shares subject to an Option (or any portion thereof) that is settled in cash in lieu of settlement in Common Shares shall again be available for grant under this Plan. Notwithstanding the foregoing, any Common Shares subject to an Option that are withheld or otherwise not issued (upon an exercise of any Option) in order to satisfy the Participant’s withholding obligations or in payment of any Option Exercise Price shall reduce the number of Common Shares available for grant under the limitations set forth in this Article 4.

4.3       Reservation of Shares. The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options.

4.4       No Fractional Shares. No fractional Common Shares may be purchased or issued under this Plan.

5.	ADMINISTRATION OF PLAN

5.1       Administration of Plan. The Board of Directors may at any time appoint a committee (the “Compensation Committee”) to, among other things, interpret, administer and implement this Plan on behalf of the Board of Directors in accordance with such terms and conditions as the Board of Directors may prescribe, consistent with this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors or the Board of Directors otherwise determines, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors). The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.

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5.2       Option Agreements. Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Company of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Company by any member of the Compensation Committee or any officer of the Company or such other person as the Compensation Committee may designate for such purpose.

5.3       Powers of Compensation Committee. The Compensation Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Compensation Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Compensation Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Stock Exchange, if applicable:

(a)	to interpret and construe this Plan and any Option Agreement and to determine all questions arising out of this Plan and any Option Agreement, and any such interpretation, construction or determination made by the Compensation Committee will be final, binding and conclusive for all purposes;

(b)	to determine to which Eligible Persons Options are granted, and to grant Options;

(c)	to determine the number of Common Shares issuable pursuant to each Option;

(d)	to determine the Exercise Price for each Option;

(e)	to determine the time or times when Options will be granted, vest and be exerciseable, as applicable;

(f)	to determine the vesting terms of Options, which may be based upon the passage of time, continued employment or service, on the basis of corporate or personal performance objectives, or any combination of the foregoing as determined by the Compensation Committee;

(g)	to determine any acceleration of vesting;

(h)	to determine if the Common Shares that are subject to an Option will be subject to any restrictions or repurchase rights upon the exercise or settlement of such Option including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise or settlement of any Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada, the United States or any other country and if any rights or restrictions exist they will be described in the applicable Option Agreement;
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(i)	to determine the expiration date for each Option and to extend the period of time for which any Option is to remain exercisable or may be settled in appropriate circumstances, including, without limitation, in the event of the Participant’s cessation of employment or service, subject to compliance with Section 8.1(a) and Article 14 of this Plan;

(j)	to prescribe the form of the instruments relating to the grant, exercise, or settlement, as applicable, and other terms of Options;

(k)	to enter into an Option Agreement evidencing each Option which will incorporate such terms as the Compensation Committee in its discretion deems consistent with this Plan;

(l)	to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Stock Exchange and all applicable laws;

(m)	to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of Canada, the United States and other countries in which the Company or its Affiliates may operate to ensure the viability and maximization of the benefits from the Options granted to Participants residing in such countries and to meet the objectives of this Plan; and

(n)	to determine such other matters as provided for herein.

6.	GRANT OF OPTIONS

Subject to the rules set out below, the Compensation Committee or the Board of Directors (or in the case of any proposed Participant who is a member of the Compensation Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee or the Board of Directors deems appropriate.

6.1       Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Option or such other date as may be specified by the Compensation Committee or the Board of Directors, as applicable, at the time of such authorization.

6.2       Number of Common Shares/Maximum Grant. Subject to the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange, and Article 4 of this Plan, the number of Common Shares that may be purchased under any Option will be determined by the Compensation Committee.

6.3       Exercise Price. The Exercise Price per Common Share under each Option will be determined by the Compensation Committee, in its sole discretion, but will in no event be less than the Fair Market Value of the date of the grant.

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6.4       Vesting Terms. Subject to Sections 8.3 and 16.3 of this Plan, Options shall become vested at such times, in such instalments, and subject to such terms and conditions as may be determined by the Compensation Committee and set forth in the applicable Option Agreement.

7.	EXERCISE OF OPTIONS

7.1       Exercise of Options. Subject to the terms and conditions of this Plan, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Compensation Committee and which number of Common Shares for which such Option may be exercised in any period will be specified in the Option Agreement with respect to such Option. Each Option Agreement will provide that the Option granted thereunder may be exercised only by notice signed by the Participant or the Legal Representative of the Participant and accompanied by full payment for the Common Shares being purchased. Such consideration may be paid in any combination of the following:

(a)	cash, bank draft or certified cheque; or

(b)	such other consideration as the Compensation Committee may permit consistent with applicable laws.

As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Company to the Participant.

7.2       Net Exercises. Notwithstanding Section 7.1, the Compensation Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number Common Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Common Shares underlying the Options being exercised on the date of exercise, over the exercise price of the Option for such Common Shares.

7.3       Conditions. Notwithstanding any of the provisions contained in this Plan or in any Option Agreement, the Company’s obligation to issue Common Shares to a Participant pursuant to the exercise of an Option will be subject to, if applicable:

(a)	completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Common Shares to listing or quotation on the Stock Exchange; and

(c)	the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

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8.	TERM OF OPTIONS

8.1       Term of Options. Unless otherwise determined by the Compensation Committee, each Option granted pursuant to this Plan will, subject to the provisions of this Plan, expire automatically on the earlier of:

(a)	the date determined by the Compensation Committee and specified in the Option Agreement pursuant to which such Option is granted, provided that such date may not be, subject to Article 14 later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted, and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange;

(b)	in the event the Participant ceases to be an Eligible Person for any reason, other than the death of the Participant or the termination of the Participant for cause, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Compensation Committee or as specified in an agreement among the Participant and the Company, and in the absence of such specification or agreement, will be deemed to be the date that is three months following the date on which the Company provides notice in writing to the Participant that the Participant has ceased to be an Eligible Person;

(c)	in the event of the termination of the Participant as a director, officer, employee or Consultant of the Company or an Affiliate for cause, the date of such termination;

(d)	in the event of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (b) above from the date on which the Participant ceased to be an Eligible Person; the date which is one year after the date of death of such Participant or such other date as may be specified by the Compensation Committee and which period will be specified in the Option Agreement with the Participant with respect to such Option; and

(e)	notwithstanding the foregoing provisions of subparagraphs (b), (c) and (d) of this Section 8.1, the Compensation Committee may, subject Article 15 and to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option may be exercised by a Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (a) above.

8.2       Options Cease to Vest. Notwithstanding the foregoing, except as expressly permitted by the Compensation Committee, all Options will cease to vest as at the date upon which the Participant ceases to be an Eligible Person.

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8.3       Accelerated Vesting of Options on Death. In the event of the death of the Participant prior to the Participant ceasing to be an Eligible Person, the Compensation Committee may exercise its discretion to provide for the immediate vesting of all, or a portion of, the then unvested Options of such Participant.

8.4       Termination of a Participant for Cause. Notwithstanding any other provision hereof or in any Option Agreement, in the case of a Participant’s termination for cause, any and all then outstanding Options granted to the Participant, whether or not vested, shall be immediately forfeited and cancelled, without any consideration therefore, and any and all rights of such Participant with respect to and arising from this Plan or any Option Agreement shall terminate, as of the commencement of the date that notice of such termination is given, without regard to any period of reasonable notice or any salary continuance, unless otherwise determined by the Compensation Committee.

9.	CHANGE IN STATUS

9.1       A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Option was granted to such Participant will not result in the termination of the Option granted to such Participant provided that such Participant remains a director, officer, employee or Consultant of the Company or an Affiliate.

10.	NON-TRANSFERABILITY OF OPTIONS

10.1       Each Option Agreement will provide that the Options granted thereunder are not transferable or assignable and may be exercised or settled, as the case may be, only by the Participant or, in the event of the death of the Participant or the appointment of a committee or duly appointed attorney of the Participant or of the estate of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs, the Participant’s legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

11.	REPRESENTATIONS AND COVENANTS OF PARTICIPANTS

11.1       Each Option Agreement will contain representations and covenants of the Participant that:

(a)	the Participant is a director, officer, employee, or Consultant of the Company or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee;

(b)	the Participant has not been induced to enter into such Option Agreement by the expectation of employment or continued employment with the Company or an Affiliate;

(c)	the Participant is aware that the grant of the Options and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws;
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(d)	upon each exercise or settlement of an Option, the Participant, or the Legal Representative of the Participant, as the case may be, will, if requested by the Company, represent and agree in writing that the person is, or the Participant was, a director, officer, employee or Consultant of the Company or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Company or an Affiliate, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(e)	if the Participant or the Legal Representative of the Participant exercises or settles the Option, the Participant or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares received pursuant to the exercise or settlement of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

12.	PROVISIONS RELATED TO SHARE ISSUANCES

12.1       Each Option Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise or settlement of an Option unless the Compensation Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange. In particular, if required by any regulatory authority to which the Company is subject, including the Stock Exchange, an Option Agreement may provide that shareholder approval to the grant of an Option must be obtained prior to the exercise or settlement of the Option or to the amendment of the Option Agreement.

13.	WITHHOLDING TAX

13.1       The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting, exercise or settlement of any Option and payment is to be made in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any Option or any Common Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Participant, an amount equal to any such taxes.

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14.	EXERCISE AND SETTLEMENT OF OPTIONS DURING BLACKOUT PERIODS

14.1       Adjustment for Exercise of Options during Blackout Periods. Where the expiry date of an Option occurs during a Blackout Period or within ten Non-Blackout Trading Days following the end of a Blackout Period, the expiry date for such Option shall be the date which is ten Non-Blackout Trading Days following the end of such Blackout Period.

15.	SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

15.1       Suspension, Amendment or Termination of Plan. The Compensation Committee will have the right at any time to suspend, amend or terminate this Plan and, subject to Section 15.2, may:

(a)	with approval of shareholders of the Company by ordinary resolution make any amendment to any Option Agreement or the Plan; and

(b)	without approval of shareholders of the Company make the following amendments to any Option Agreement or the Plan:

(i)	amendments of a clerical nature, including but not limited to the correction of grammatical or typographical errors or clarification of terms;

(ii)	amendments to reflect any requirements of any regulatory authorities to which the Company is subject, including the Stock Exchange;

(iii)	subject to the terms and conditions of the Plan, amendments to vesting provisions of Option Agreements;

(iv)	extend the term of Options held by non-Insiders of the Company;

(v)	reduce the Exercise Price per Common Share under any Option held by non-Insiders of the Company or replace such Option with a lower Exercise Price per Common Share under such replacement Option; and

(vi)	amendments which provide cashless exercise features to an Option that require the full deduction of the number of underlying Common Shares from the total number of Common Shares subject to the Plan.

Notwithstanding the foregoing, all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the Company is subject shall be complied with and obtained in connection with any such suspension, termination or amendment to the Plan or amendments to any Option Agreement.

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15.2       Limitations. In exercising its rights pursuant to Section 15.1, the Compensation Committee will not have the right to:

(a)	make any amendment to any Option Agreement or the Plan which requires the approval of the shareholders of the Company under the applicable rules and regulations of the regulatory authorities to which the Company is subject, including the Stock Exchange, without first obtaining such required shareholder approval except as permitted pursuant to Article 16;

(b)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Option previously granted under this Plan (except as permitted pursuant to Article 16 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Company is subject, including the Stock Exchange);

(c)	decrease the number of Common Shares which may be purchased pursuant to any Option (except as permitted pursuant to Article 16) without the consent of such Participant;

(d)	set the Exercise Price of any Option below the Fair Market Value of such Option on the date of grant;

(e)	increase the Exercise Price at which Common Shares may be purchased pursuant to any Option (except as permitted pursuant to Article 16) without the consent of such Participant;

(f)	extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange; or

(g)	grant any Option if this Plan is suspended or has been terminated.

15.3       Powers of Compensation Committee Survive Termination. The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Options have been exercised or settled in full or have otherwise expired.

16.	ADJUSTMENTS

16.1       Adjustments. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Options granted or to be granted, in the Option Exercise Price of an Option, in the number of Common Shares to be issued or cash payments to be made in respect of the settlement of any Option, or any other matter of will be conclusively determined by the Compensation Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Company for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Compensation Committee, and any such determination will be binding on the Company, the Participant and all other affected parties.

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16.2       Merger and Acquisition Transaction. In the event of a Merger and Acquisition Transaction or proposed Merger and Acquisition Transaction, the Compensation Committee, at its option, may do any of the following:

(a)	the Compensation Committee may, in a fair and equitable manner, determine the manner in which all unexercised Options or unsettled Options granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise or settlement of Options by the Participants, the time for the fulfilment of any conditions or restrictions on such exercise or settlement, and the time for the expiry of such rights; or

(b)	the Compensation Committee or any corporation which is or would be the successor to the Company or which may issue securities in exchange for Common Shares upon the Merger and Acquisition Transaction becoming effective may offer any Participant the opportunity to obtain a new or replacement awards over any securities into which the Common Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Common Shares under Option, including Exercise Price, as applicable (and otherwise substantially upon the terms of the Option being replaced, or upon terms no less favourable to the Participant) including, without limitation, the periods during which the Option may be exercised or settled and expiry dates of such Options; and in such event, the Participant shall, if he accepts such offer, be deemed to have released his Option over the Common Shares and such Option shall be deemed to have lapsed and be cancelled; or

(c)	the Compensation Committee may commute for or into any other security or any other property or cash, any Option that is still capable of being exercised or settled, upon giving to the Participant to whom such Option has been granted at least 30 days written notice of its intention to commute such Option, and during such period of notice, the Option, to the extent it has not been exercised or settled, may be exercised or settled by the Participant without regard to any vesting conditions attached thereto; and on the expiry of such period of notice, the unexercised or unsettled portion of the Option shall lapse and be cancelled.

Section 16.1 and subsections (a), (b) and (c) of this Section 16.2 are intended to be permissive and may be utilized independently or successively in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Compensation Committee to deal with Options in any other manner. All determinations by the Compensation Committee under this Section will be final, binding and conclusive for all purposes.

16.3       Accelerated Vesting on Change in Control. Notwithstanding any other provision hereof, all outstanding Options (including, for greater certainty, any outstanding Legacy Options) shall become immediately vested and exercisable upon: (i) the Company entering into a definitive agreement with respect to a Merger and Acquisition Transaction; or (ii) a Change in Control of the Company. For greater clarity, any Options that become vested in the circumstances contemplated by this Section 16.3 may only be exercised on a Non Blackout Trading Day.

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16.4       Limitations. The grant of Options under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

16.5       No Fractional Shares. No adjustment or substitution provided for in this Article 16 will require the Company to issue a fractional share in respect of any Option and the total substitution or adjustment with respect to each Option will be limited accordingly.

17.	GENERAL

17.1       No Rights as Shareholder. Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Option.

17.2       No Effect on Employment. Nothing in this Plan or any Option Agreement will confer upon any Participant any right to continue in the employ of or under contract with the Company or an Affiliate or affect in any way the right of the Company or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Option Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or an Affiliate or any present or future retirement policy of the Company or an Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or an Affiliate. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

17.3       No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

17.4       Applicable Law. The Plan and any Option Agreement granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

17.5       Interpretation. References herein to any gender include all genders and to the plural includes the singular and vice versa. The insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

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17.6 Reference. This Plan may be referred to as the “InMed Pharmaceuticals Inc. 2017 Option Plan”.

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